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                                                                   Exhibit 5.1


                                                December 29, 1994

Owens-Illinois, Inc.
One SeaGate
Toledo, Ohio 43666

            Re:   Registration Statement on Form S-8;
                  Stock Option Plan for Directors of Owens-Illinois, Inc.

Gentlemen:

            We have acted as your special counsel in connection with the above-captioned Registration Statement (the "Registration Statement") with respect to the offer and sale of up to 200,000 shares of common stock, $.01 par value (the"Common Stock"), of Owens-Illinois, Inc. (the "Company"), pursuant to the Stock Option Plan for Directors of Owens-Illinois, Inc.

            We are familiar with the proceedings taken and proposed to be taken by you in connection with the authorization, issuance and sale of Common Stock, and for purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we deemed necessary or appropriate for purposes of this opinion.

            In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies.

            We are opining herein as to the effect on the subject transaction of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

            Subject to the foregoing, it is our opinion that, as of the date hereof, the Common Stock has been duly authorized and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

            We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                 Very truly yours,

                                                 /s/ Latham & Watkins
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                                                 Latham & Watkins